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                                                                   EXHIBIT 23.3

                                   CONSENT

CNB Financial Corporation
940 W. Ventura Avenue
Clewiston, Florida   33440

and

Big Lake Financial Corporation
1409 South Parrott Avenue
Okeechobee, Florida   34974

       We hereby consent to the discussion relative to our opinion delivered to the Board of Directors of CNB Financial Corporation, Clewiston, Florida, in connection with its proposed merger with Big Lake Financial Corporation, Okeechobee, Florida, in the Proxy Statement included in Big Lake Financial Corporation's Registration Statement on Form S-4 under the heading "Opinion of Financial Advisor," to the references to our firm in such Proxy Statement, and to the inclusion of such opinion as an appendix to the Proxy Statement.

                                          William R Hough & Co.
                                          St. Petersburg, Florida

                                          By: /s/ Ronald W. Goff
                                             ----------------------------


                                          June 14, 1997